                                                                     Exhibit 5.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form F-10 of our report dated January 28, 2003, relating to the financial statements of Greenlight Power Technologies, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Vancouver, British Columbia

January 9, 2004